Exhibit 99.1

July 26th, 2007

Jim,

This is to serve as termination notice between Ag Vision Enterprises, LLC and Victory Renewable Fuels, LLC concerning our amended and restated consulting agreement, Phase II.

Pursuant to that agreement under item #1, page 1, the agreement may be terminated at anytime by either party upon (30) days prior written notice of the party’s intent to terminate.

Victory Renewable Fuels, LLC wishes to terminate as of today, July 26th, 2007.

For : Victory renewable Fuels, LC
By: Allen L. Blauwet

/s/ Allen L. Blauwet

Title: President

Witness: Kevin R. Hagen

/s/ Kevin R. Hagen

Dated July 26th, 2007 at the Victory Renewable Fuels office @ 2:35 PM.

303 Hoogie St., PO Box 63 Lester, IA 51242
TF: 877.200.0340     T: 712.478.4040     F: 712.478.4044
www.victoryrenewablefuels.com